Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE
For media information: Janet Brewer NCR Corporation (937) 445-6779 janet.brewer@ncr.com	For investor information: Gavin Bell NCR Corporation (937) 445-3276 gavin.bell@ncr.com

For Release on May 7, 2008

NCR Announces 2008 First-Quarter Results,

Including Record Year-Over-Year Revenue Growth

•	Total revenue growth of 19 percent from continuing operations

•	Balanced revenue growth across geographies and major industries

•	GAAP EPS from continuing operations was $0.28 per diluted share; non-GAAP EPS from continuing operations was $0.21 per diluted share(1)

•	NCR repurchased approximately 9 million shares in the first quarter

•	Cash provided by operating activities from continuing operations increased 88 percent to $81 million

DAYTON, Ohio – NCR Corporation (NYSE: NCR) reported financial results today for the three months ended March 31, 2008. Reported revenue of $1.18 billion from continuing operations increased 19 percent over the first quarter of 2007 and included approximately 6 percentage points of benefit from foreign currency translation.

NCR reported first-quarter net income from continuing operations of $49 million, or $0.28 per diluted share, compared to a loss of $9 million or a $0.05 loss per share in the first quarter of 2007. Income from continuing operations for the first quarter of 2008 included a $16 million ($13 million after-tax) gain, or $0.07 gain per diluted share, resulting from the sale of a Canadian manufacturing facility. Income from continuing operations for the first quarter of 2007 included $46 million ($39 million after-tax) of costs, or $0.21 per diluted share, related to a global manufacturing realignment in that year. Excluding these items(1), non-GAAP earnings from continuing operations in the first quarter of 2008 were $0.21 per diluted share, which compares to $0.16 per diluted share in the prior-year period.

“The new NCR has started 2008 on a positive note, delivering strong revenue growth, margin expansion and much improved cash flow,” said Bill Nuti, chairman and chief executive

-more-

officer of NCR. “Our vision for the new NCR is to lead how the world connects, interacts and transacts with business, and early in 2008 we’re seeing increased traction for our newer self-service offerings as well as continued solid demand for core solutions and services across our geographic regions. Throughout this year and going forward, we are focused on implementing our strategies of generating profitable revenue growth, building a leading cost structure and improving our working capital. We have significant work ahead on each of these initiatives, but the progress exhibited by our first-quarter results indicates we are on the right path.”

First Quarter 2008 Highlights

Financial Highlights

As stated in NCR’s most recent Form 10-K filing with the Securities and Exchange Commission, as of Jan. 1, 2008, NCR began management of its business on a geographic basis, changing from the previous model of global business units. The first quarter of 2008 marks the first quarter for the company’s geographic segment reporting structure. This organizational model is expected to deliver improved sales productivity and is expected to reduce overall operating costs.

Revenue growth in the Americas region of 15 percent was driven primarily by sales growth to financial institutions and retailers. In the Europe-Middle East-Africa region, revenues increased 30 percent as every major country experienced revenue growth. NCR experienced 7 percent revenue growth in the Asia-Pacific-Japan region.

As shown on Schedule B, Income from Operations was $65 million in the first quarter of 2008 and included $6 million of pension expense and a $16 million gain from the sale of the Canadian manufacturing facility, as previously described. This compares to a $17 million loss from operations in the first quarter of 2007, which included $9 million of pension expense and $46 million of manufacturing realignment costs, also as previously described. Excluding these items and pension expense, non-GAAP income from operations(2) was up 45 percent to $55 million in the first quarter of 2008 compared to $38 million in the first quarter of 2007.

NCR generated $81 million of cash from operating activities during the first quarter of 2008, compared to $43 million in the year-ago period. Capital expenditures of $32 million in the first quarter of 2008 were down from $34 million in the year-ago period. NCR generated $49 million of free cash flow (cash from operations less capital expenditures) (3) in the first quarter of

-more-

2008, compared to $9 million in the first quarter of 2007. Increased focus on collection management benefited free cash flow in the quarter and will be a focus going forward in 2008.

In addition, the company used $193 million of cash to repurchase approximately 9 million shares of NCR stock in the quarter.

New Product Highlights

NCR began the worldwide rollout of its NCR SelfServ™ automated teller machine (ATM) family in the first quarter of 2008. This new and innovative ATM kiosk product line offers “self-healing” technology, greater levels of availability and enhanced management tools. The NCR SelfServ family of ATM kiosks also completed certification testing with strategic switch partners ACI Worldwide, Inc., Postilion (a division of S1 Corporation) and Fidelity National Information Systems. The NCR SelfServ ATM kiosk product family began a global customer roadshow in the quarter, which will continue throughout the summer.

In January, NCR introduced the new NCR FastLane Self-Return solution at the 2008 National Retail Federation trade show. This new self-service solution enables retailers to provide more queue-busting convenience to their customers, increasing customer satisfaction and lowering overall cost.

NCR extended its self-service portfolio into the digital media market with the January announcement of NCR Xpress Entertainment, a next-generation multichannel entertainment kiosk solution. The launch of NCR Xpress Entertainment follows NCR’s acquisition of Touch Automation LLC on Dec. 31, 2007.

2008 Outlook

NCR now expects 2008 year-over-year revenue growth of 5 to 7 percent from continuing operations, up from previously provided guidance of 3 to 5 percent revenue growth.

Additionally, NCR now expects its full-year 2008 GAAP earnings from continuing operations to be $1.59 to $1.64 per diluted share and non-GAAP earnings to be $1.52 to $1.57 per diluted share. (1)

	2008 Guidance	Prior Guidance
Year-over-year revenue growth:
Total NCR	5 -7%	3 - 5%

Diluted earnings per share – GAAP	$1.59 - $1.64
Non-GAAP (does not include certain items) (1)	$1.52 - $1.57	$1.48 - $1.55

-more-

2008 First Quarter Earnings Conference Call

A conference call is scheduled today at 8:00 a.m. (EDT) to discuss the company’s 2008 first quarter results and guidance for full-year 2008. Access to the conference call, as well as a replay of the call, is available on NCR’s Web site at http://investor.ncr.com/. Supplemental financial information regarding NCR’s first quarter 2008 operating results is also available on NCR’s Web site.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company leading how the world connects, interacts and transacts with business. NCR’s assisted- and self-service solutions and comprehensive support services address the needs of retail, financial, travel, healthcare, hospitality, gaming and public sector organizations in more than 100 countries. NCR (www.ncr.com) is headquartered in Dayton, Ohio.

# # #

NCR is a trademark of NCR Corporation in the United States and other countries.

Reconciliation of Continuing Operations GAAP to Non-GAAP Measures

	Q1 2008 Actual	Q1 2007 Actual	FY 2008 Guidance
Diluted earnings per share (GAAP)	$0.28	$(0.05)	$1.59-$1.64

Gain on sale of Canadian manufacturing facility	0.07	—	0.07

Manufacturing realignment costs, net	—	(0.21)	—

Diluted earnings per share (non-GAAP)(1)	$0.21	$0.16	$1.52-$1.57

Free Cash Flow

(in millions)

	For the three months ended March 31
	2008	2007
Cash provided by operating activities from continuing operations (GAAP)	$81	$43

Less capital expenditures for:

Expenditures for property, plant and equipment	(17)	(22)

Additions to capitalized software	(15)	(12)

Total capital expenditures	(32)	(34)

Free cash flow from continuing operations (non-GAAP) (3)	$49	$9

-more-

(1)	NCR’s management looks at the company’s results excluding certain items to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. In addition, management uses earnings per share excluding these items to manage and determine effectiveness of its business managers and as a basis for incentive compensation. These non-GAAP measures should not be considered as substitutes for or superior to results determined in accordance with GAAP.

NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, the company believes that certain non-GAAP measures found in this release are useful for investors.

(2)	The operating segment results discussed in this earnings release exclude the impact of pension expense/income and certain non-operational items. Schedule B, included in this earnings release, reconciles total income from continuing operations excluding pension expense/income and certain non-operational items to income from continuing operations for the company.

(3)	NCR defines free cash flow as cash provided/used by operating activities less capital expenditures for property, plant and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and, therefore, NCR’s definition may differ from other companies’ definitions of this measure. NCR’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure should not be considered a substitute for or superior to cash flows from operating activities under GAAP.

-more-

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include those relating to: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, particularly customers in the financial services sector, which has been impacted by difficulties related to the sub-prime mortgage business and our retail customers who have seen dampening consumer demand, as well as other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-service technologies), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; the effect of currency translation; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings; tax rates; ability to execute our business and reengineering plans, including potential impact from our recent transition from a business unit to functional organizational model; turnover of workforce and the ability to attract and retain skilled employees, especially in light of continued cost-control measures being taken by the company; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended March 31
	Three Months
	2008	2007
Revenue

Products	$603	$486
Services	580	506

Total revenue	1,183	992

Cost of products	441	411
Cost of services	483	424

Total gross margin	259	157
% of Revenue	21.9%	15.8%

Selling, general and administrative expenses	159	145
Research and development expenses	35	29

Income (loss) from operations	65	(17)
% of Revenue	5.5%	(1.7)%

Interest expense	6	6
Other income, net	(7)	(9)

Income (loss) before income taxes and discontinued operations	66	(14)
% of Revenue	5.6%	(1.4)%

Income tax expense (benefit)	17	(5)

Income (loss) from continuing operations	49	(9)
(Loss) income from discontinued operations, net of tax	(1)	43

Net income	$48	$34

Net income (loss) per common share from continuing operations
Basic	$0.28	$(0.05)

Diluted	$0.28	$(0.05)

Net income per common share
Basic	$0.28	$0.19

Diluted	$0.27	$0.19

Weighted average common shares outstanding
Basic	173.0	179.3
Diluted	175.7	179.3 *

*	Due to the net loss from continuing operations, potential common shares that would cause dilution, such as stock options and restricted stock, have been excluded from the diluted share count because their effect would have been anti-dilutive. As of March 31, 2007 fully diluted shares would have been 182.1 million shares, absent the loss from continuing operations.

Schedule B

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME (LOSS) SUMMARY

(Unaudited)

(in millions)

	For the Periods Ended March 31
	Three Months
	2008	2007	% Change
Revenue by segment

Americas	$487	$424	15%

EMEA	493	378	30%

APJ	203	190	7%

Consolidated revenue	$1,183	$992	19%

Gross margin by segment

Americas	$93	$85
% of Revenue	19.1%	20.0%

EMEA	122	85
% of Revenue	24.7%	22.5%

APJ	46	39
% of Revenue	22.7%	20.5%

Total - segment gross margin	$261	$209

% of Revenue	22.1%	21.1%

Selling, general and administrative expenses	174	143
Research and development expenses	32	28

Non-GAAP income from operations	$55	$38

Pension expense	(6)	(9)
Other adjustments (1)	16	(46)

Income (loss) from operations	$65	$(17)

(1)	2008 includes $16 million of gain from the sale of a manufacturing facility in Canada. 2007 includes $46 million of costs for the manufacturing realignment initiative.

Schedule C

NCR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	March 31 2008	December 31 2007
Assets

Current assets
Cash and cash equivalents	$851	$952
Accounts receivable, net	1,048	1,167
Inventories, net	752	717
Other current assets	260	252

Total current assets	2,911	3,088

Property, plant and equipment, net	309	313
Goodwill	66	64
Prepaid pension cost	831	776
Deferred income taxes	208	210
Other assets	331	329

Total assets	$4,656	$4,780

Liabilities and stockholders’ equity

Current liabilities
Short-term borrowings	$1	$1
Accounts payable	481	516
Payroll and benefits liabilities	163	231
Deferred service revenue and customer deposits	432	359
Other current liabilities	380	423

Total current liabilities	1,457	1,530

Long-term debt	308	307
Pension and indemnity plan liabilities	450	433
Postretirement and postemployment benefits liabilities	362	359
Deferred income taxes	53	45
Income tax accruals	179	165
Other liabilities	158	165
Minority interests	22	19

Total liabilities	2,989	3,023

Stockholders’ equity
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 169.8 and 178.2 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	2	2
Paid-in capital	503	683
Retained earnings	1,656	1,608
Accumulated other comprehensive loss	(494)	(536)

Total stockholders’ equity	1,667	1,757

Total liabilities and stockholders’ equity	$4,656	$4,780

Schedule D

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Periods Ended March 31
	Three Months
	2008	2007
Operating activities
Net income (loss) from continuing operations	$49	$(9)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29	27
Stock-based compensation expense	10	5
Excess tax benefit from stock-based compensation	—	(2)
Deferred income taxes	7	5
Gains on sale of property, plant and equipment	(17)	(4)
Changes in assets and liabilities:
Receivables	119	67
Inventories	(35)	(37)
Current payables and accrued expenses	(94)	(74)
Deferred service revenue and customer deposits	73	41
Employee severance and pension	(21)	26
Other assets and liabilities	(39)	(2)

Net cash provided by operating activities	81	43

Investing activities
Expenditures for property, plant and equipment	(17)	(22)
Proceeds from sales of property, plant and equipment	38	11
Additions to capitalized software	(15)	(12)

Net cash provided by (used in) investing activities	6	(23)

Financing activities
Purchase of Company common stock	(193)	—
Excess tax benefit from stock-based compensation	—	2
Proceeds from employee stock plans	4	18

Net cash (used in) provided by financing activities	(189)	20

Cash Flows from Discontinued Operations
Net cash (used in) provided by operating activities	(13)	108
Net cash used in investing activities	—	(19)
Net cash provided by financing activities	—	2

Net cash (used in) provided by discontinued operations	(13)	91

Effect of exchange rate changes on cash and cash equivalents	14	2

(Decrease) increase in cash and cash equivalents	(101)	133
Cash and cash equivalents at beginning of period	952	947

Cash and cash equivalents at end of period	$851	$1,080

Schedule E

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME (LOSS) SUMMARY

(Unaudited)

(in millions)

	2007
	Q1	Q2	Q3	Q4	Total
Revenue by segment

Americas	$424	$519	$569	$636	$2,148

EMEA	378	441	483	604	1,906

APJ	190	219	226	281	916

Consolidated revenue	$992	$1,179	$1,278	$1,521	$4,970

Gross margin by segment

Americas	$85	$106	$111	$130	$432
% of Revenue	20.0%	20.4%	19.5%	20.4%	20.1%

EMEA	85	109	126	165	485
% of Revenue	22.5%	24.7%	26.1%	27.3%	25.4%

APJ	39	49	60	68	216
% of Revenue	20.5%	22.4%	26.5%	24.2%	23.6%

Total - segment gross margin	$209	$264	$297	$363	$1,133

% of Revenue	21.1%	22.4%	23.2%	23.9%	22.8%

Selling, general and administrative expenses	143	158	162	188	651
Research and development expenses	28	30	36	39	133

Non-GAAP income from operations	$38	$76	$99	$136	$349

Pension expense	(9)	(8)	(12)	(9)	(38)
Other adjustments (1)	(46)	11	(49)	(8)	(92)

(Loss) income from operations	$(17)	$79	$38	$119	$219

(1)	Includes manufacturing realignment, Japan realignment and spin-off costs related to continuing operations.

Schedule F

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME (LOSS) SUMMARY

(Unaudited)

(in millions)

	2006
	Q1	Q2	Q3	Q4	Total
Revenue by segment

Americas	$470	$528	$533	$565	$2,096

EMEA	331	415	409	520	1,675

APJ	159	192	200	260	811

Consolidated revenue	$960	$1,135	$1,142	$1,345	$4,582

Gross margin by segment

Americas	$100	$101	$111	$115	$427
% of Revenue	21.3%	19.1%	20.8%	20.4%	20.4%

EMEA	65	92	94	132	383
% of Revenue	19.6%	22.2%	23.0%	25.4%	22.9%

APJ	33	42	52	68	195
% of Revenue	20.8%	21.9%	26.0%	26.2%	24.0%

Total - segment gross margin	$198	$235	$257	$315	$1,005

% of Revenue	20.6%	20.7%	22.5%	23.4%	21.9%

Selling, general and administrative expenses	148	154	156	159	617
Research and development expenses	26	29	26	31	112

Non-GAAP income from operations	$24	$52	$75	$125	$276

Pension expense (1)	(37)	(30)	(27)	(28)	(122)

(Loss) income from operations	$(13)	$22	$48	$97	$154

(1)	First quarter of 2006 includes $9 million of pension expense related to an early retirement program.